Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Union Bankshares Corporation of our report dated February 27, 2015, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Union Bankshares Corporation for the year ended December 31, 2016. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
September 8, 2017